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Exhibit 23.7

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 4 to Registration Statement on Form S-3 (No. 333-89588) of our report dated January 25, 2002 relating to the consolidated statements of financial position of Enbridge Energy Company, Inc., which appears in Enbridge Energy Partners, L.P.'s Current Report on Form 8-K dated February 25, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
September 30, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS